   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 10, 1999

                                                      REGISTRATION NO. 333-89813
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 3
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         ------------------------------

                               HOTJOBS.COM, LTD.

             (Exact Name of Registrant as Specified in its Charter)

               DELAWARE                                  7361                                 13-3931821
   (State or Other Jurisdiction of           (Primary Standard Industrial                  (I.R.S. Employer
    Incorporation or Organization)           Classification Code Number)                Identification Number)

                         ------------------------------

                       24 WEST 40TH STREET, 14(TH) FLOOR
                            NEW YORK, NEW YORK 10018
                                 (212) 699-5300
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                         ------------------------------

                             MR. RICHARD S. JOHNSON
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               HOTJOBS.COM, LTD.
                       24 WEST 40TH STREET, 14(TH) FLOOR
                            NEW YORK, NEW YORK 10018
                                 (212) 699-5300
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                         ------------------------------

                                   Copies to:

        ALEXANDER D. LYNCH, ESQ.                   ANDREW M. TUCKER, ESQ.
    BROBECK, PHLEGER & HARRISON LLP                     SHAW PITTMAN
       1633 BROADWAY, 47TH FLOOR                  1676 INTERNATIONAL DRIVE
           NEW YORK, NY 10019                         MCLEAN, VA 22102
             (212) 581-1600                            (703) 790-7900

                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____________

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /
                           --------------------------


                        CALCULATION OF REGISTRATION FEE



                                                                   PROPOSED
                                                                    MAXIMUM
                   TITLE OF EACH CLASS OF                          AGGREGATE            AMOUNT OF
                   SECURITIES REGISTERED                       OFFERING PRICE(1)    REGISTRATION FEE
Common Stock, par value $0.01 per share.....................     $108,500,000          $30,163(2)



(1) Estimated solely for the purposes of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.



(2) $25,207 of this fee was paid previously.

                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth an estimate of the costs and expenses, other than the underwriting discounts and commissions, payable by the Registrant in connection with the sale of the Common Stock being registered.

                                                              AMOUNT TO
                                                               BE PAID
                                                              ----------
SEC registration fee........................................  $   25,207
NASD filing fee.............................................       9,125
Nasdaq National Market listing fee..........................      17,500
Legal fees and expenses.....................................     250,000*
Accounting fees and expenses................................     100,000*
Printing and engraving......................................     250,000*
Transfer agent fees.........................................      15,000*
Other.......................................................      33,168*
                                                              ----------
      Total.................................................  $  700,000
                                                              ==========

------------------------

*  Estimated Amount to be Paid.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director: (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) arising under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise.

    Our certificate of incorporation provides for indemnification of our directors against, and absolution of, liability to HotJobs.com and its stockholders to the fullest extent permitted by the DGCL. HotJobs.com has purchased directors' and officers' liability insurance covering liabilities that may be incurred by our directors and officers in connection with the performance of their duties.

    The employment agreements we have entered into with Richard S. Johnson, Stephen W. Ellis, Dimitri J. Boylan and George J. Nassef, Jr. provide that such executives will be indemnified by us for all liabilities relating to their status as officers or directors of HotJobs.com, and any actions committed or omitted by the executives, to the maximum extent permitted by law of the State of Delaware.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    The Registrant has sold and issued the following securities since February 20, 1997 (inception):

    COMMON STOCK AND PREFERRED STOCK.

    1. In February 1997, the Registrant issued and sold 21,300,000 shares of common stock to purchasers, including officers and directors, for par value.

    2. Effective May 10, 1999, the Registrant issued and sold 1,620,000 shares of Series A Preferred Stock to 18 accredited investors for an aggregate purchase price of $16,200,000.

    OPTIONS. The Registrant from time to time has granted stock options to employees and consultants in reliance upon exemption from registration pursuant to either (i) Section 4(2) of the Securities Act of 1933, as amended, or
(ii) Rule 701 promulgated under the Securities Act of 1933, as amended. The following table sets forth certain information regarding such grants:

                                                  NUMBER OF       EXERCISE
                                                    SHARES         PRICES
                                                  ----------   --------------
February 20, 1997 (inception) to December 31,
  1997..........................................      --             --
January 1, 1998 to December 31, 1998............   1,236,000   $0.02 - $0.04
January 1, 1999 to June 30, 1999................   3,078,200   $0.05 - $3.38
July 1, 1999 to November 8, 1999................   1,847,000   $8.00 - $34.94

    The above securities were offered and sold by the Registrant in reliance upon exemptions from registration pursuant to either (1) Section 4(2) of the Securities Act of 1933, as amended, as transactions not involving any public offering or (2) Rule 701 promulgated under the Securities Act of 1933, as amended. No underwriters were involved in connection with the sales of securities referred to in this Item 15.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits.

NUMBER                                          DESCRIPTION
------                  ------------------------------------------------------------
 1.1+                   Form of Underwriting Agreement.
 3.1**                  Certificate of Incorporation, as amended.
 3.2**                  Form of Amended and Restated Certificate of Incorporation to
                        be in effect upon the closing of this offering.
 3.3**                  Bylaws.
 3.4**                  Form of Amended and Restated Bylaws to be in effect upon the closing of this offering.
 4.1**                  Specimen Common Stock certificate.
 4.2                    Please see Exhibits 3.1, 3.2, 3.3 and 3.4 for provisions of the certificate of incorporation and bylaws defining the
                        rights of holders of common stock.
 5.1+                   Opinion of Brobeck, Phleger & Harrison LLP.
10.1**                  Series A Convertible Preferred Stock Purchase Agreement,
                        dated as of May 10, 1999, between HotJobs.com and the
                        several purchasers names in Schedule I thereto.
10.2**                  Amended and Restated Stockholders' Agreement, dated as of
                        May 11, 1999.
10.3**                  Employment Agreement, dated as of May 6, 1999, between
                        HotJobs.com and Richard S. Johnson+
10.4**                  Employment Agreement, dated as of May 6, 1999, between
                        HotJobs.com and Dimitri J. Boylan+

NUMBER                                          DESCRIPTION
------                  ------------------------------------------------------------
10.5**                  Employment Agreement, dated as of May 6, 1999, between
                        HotJobs.com and Stephen W. Ellis.+
10.6**                  HotJobs.com Stock Award Plan+
10.7**                  1999 Stock Option/Stock Issuance Plan+
10.8**                  Employee Stock Purchase Plan+
10.9**                  Lease Agreement, dated as of April 16, 1999, between 24 West
                        40th St. LLC, as landlord, and HotJobs.com, Ltd., as tenant for the 14th and 16th floors.
10.10**                 Guarantee, made as of April 16, 1999, by OTEC, Inc. and RBL
                        Agency, Ltd., related to the above lease.
10.11**                 Lease Agreement, dated as of April 16, 1999, between 24 West
                        40th St. LLC, as landlord, and HotJobs.com, Ltd., as tenant for the 10th floor.
10.12**                 Guarantee, made as of April 16, 1999, by OTEC, Inc. and RBL
                        Agency, Ltd., related to the above lease.
10.13**                 Office Lease, dated as of February 10, 1999, between 580
                        Market Street Corp., as landlord, and HotJobs.com, Ltd., as tenant.
10.14**                 Line of Credit, dated as of October 3, 1998, granted by The
                        Dime Savings Bank to HotJobs.com, Ltd.
10.15**                 Line of Credit, dated as of October 3, 1999, granted by The
                        Dime Savings Bank to OTEC Consulting, Inc., RBL Agency, Ltd.
                        and OTEC, Inc.
10.16**                 Employment Agreement, dated as of June 18, 1999, between
                        HotJobs.com and George J. Nassef, Jr.+
10.17**                 401(K) Plan.
10.18+                  Lease Agreement, dated as of September 24, 1999, between 360
                        North Michigan Trust, as landlord, and HotJobs.com, Ltd., as tenant.
10.19+                  Loan and Security Agreement, dated September 16, 1999,
                        between Silicon Valley Bank and HotJobs.com, Ltd.
10.20+                  Negative Pledge Agreement, dated September 16, 1999, between
                        Silicon Valley Bank and HotJobs.com, Ltd.
21.1*                   Subsidiaries of the Registrant.
23.1+                   Consent of KPMG LLP.
23.2+                   Consent of Brobeck, Phleger & Harrison LLP (included in
                        Exhibit 5.1).
24.1+                   Powers of Attorney
27.1+                   Financial Data Schedule.


------------------------

* Incorporated by reference to Exhibit 21 to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1999.

** Incorporated by reference to the Registrant's Registration Statement on Form
    S-1 (File No. 333-80367), as amended.

+  Indicates compensatory plan or arrangement.

+  Previously filed.

    (b) Financial Statement Schedules.

    Schedule II--Valuation and Qualifying Accounts

ITEM 17. UNDERTAKINGS

    The undersigned Registrant hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424 (b)(1) or
    (4), or 497(h) under the Securities Act of 1933, shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in The City of New York, State of New York, on this 10th day of November, 1999.


                                                       HOTJOBS.COM, LTD.

                                                       By:  /s/ RICHARD S. JOHNSON
                                                            -----------------------------------------
                                                            Name: Richard S. Johnson
                                                            Title: President and Chief Executive
                                                            Officer


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to the Registration Statement has been signed below by the following persons in the capacities indicated on November 10, 1999.


                      SIGNATURE                                           TITLE(S)
                      ---------                                           --------
               /s/ RICHARD S. JOHNSON                  President, Chief Executive Officer and
     -------------------------------------------         Chairman of the Board of Directors
                 Richard S. Johnson                      (principal executive officer)

                          *                            Chief Financial Officer (principal financial
     -------------------------------------------         and accounting officer) and Director
                  Stephen W. Ellis

                          *                            Chief Operating Officer, Secretary and
     -------------------------------------------         Director
                  Dimitri J. Boylan

                          *                            Director
     -------------------------------------------
                  Philip Guarascio

                          *                            Director
     -------------------------------------------
                   John A. Hawkins

                          *                            Director
     -------------------------------------------
                   John G. Murray

                          *                            Director
     -------------------------------------------
                    Kevin P. Ryan

*                 /s/ RICHARD S. JOHNSON
         ---------------------------------------
                    Richard S. Johnson                 Attorney-in-Fact